NEWS RELEASE

WorldStar Energy Corp. ("WorldStar") (OTC Pink - no information: WSTR) July 12, 2011.

Rudijianto Azali, of Jakarta, Indonesia, a director and the newly appointed President of WorldStar, is pleased to announce that WorldStar has acquired an exclusive sublicense from Fire Block Technologies Inc. ("Fire Block Technologies") to use and apply, in Southeast Asia, including China, the patent-pending processes and solutions licensed by Fire Block Technologies from Fire Block International Inc., a private Canadian company, for the manufacture of engineered construction products from palm oil tree waste material ("Palm Waste Material") with zero ignition and zero flame spread properties.

Fire Block Technologies is a private Barbados company that controls the exclusive worldwide license outside of Canada for the sale, marketing and distribution of Zeroignition(TM) Solution together with the sub-licensing rights for the patent-pending Zeroignition(TM) New Materials Technology.

Zeroignition(TM) Solution is a proprietary formula, which when used in conjunction with the patent pending Zeroignition(TM) New Materials Technology, is capable of creating a wide range of wood-based products with non-combustible characteristics ("Zeroignition(TM) Products"). These new and unique revolutionary technologies and products, which demonstrate extreme flame resistance and highly efficient thermal protection, are non-toxic, pH neutral, environmentally friendly, non-corrosive and have withstood direct heat in excess of 18,000 degrees Fahrenheit without ignition or flame spread.

The Zeroignition(TM) New Materials Technology has been in development for the last six years and is now ready for commercial implementation. Over the last year, product testing on OSB, MDF, and "Zeroignition(TM) Wallboard" (a sheetrock replacement) manufactured using the Zeroignition(TM) New Materials Technology, both for traditional wood fibre boards and Palm Waste Material boards, has been successfully completed by a major German firm specializing in engineered wood products machinery and factory design, pursuant to a contract with Fire Block Technologies. Specific product certification will be the responsibility of WorldStar, as a manufacturer of such products.

WorldStar intends to introduce a line of Zeroignition(TM) Products manufactured from Palm Waste Material for use in construction, including, but not limited to, sheathing, flooring, doors, shakes, interior wall and structural products. WorldStar believes that its planned Zeroignition(TM) Products will set themselves apart from traditional construction materials and products in that they will be non-combustible, non-toxic, environmentally-friendly, and 100% fibre based, as well as having thermal barrier properties. Moreover, they will be produced from Palm Waste Material, a renewable resource, which is a by-product of palm oil production.

WorldStar's sublicense is for a 10 year term, and is renewable for successive periods of 10 years each. WorldStar has agreed to pay a CAD$150,000 acquisition fee to Fire Block Technologies, to be paid by the issuance of 10,000,000 fully paid shares of common stock in the capital of WorldStar to Fire Block Technologies, and to pay a continuing royalty to Fire Block Technologies. WorldStar must, in order to preserve the license rights, purchase from Fire Block Technologies certain escalating minimum quantities of Zeroignition(TM) Solution during each year of the term of the sublicense agreement.

WorldStar's sublicense agreement represents a key step in its reactivation, however, its strategic plan is still contingent on, among other things, the successful completion of all documents required under the Letter of Intent signed with the owners of Palm Oil Plantations in Indonesia, as well as, raising financing on acceptable terms to fund the construction of the required processing facilities and the start-up of operations. In addition, WorldStar will have to establish relationships with suppliers, as well as, distributors in South East Asia. Accordingly, WorldStar currently remains a "shell company" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, as it has nominal assets and nominal operations.

Former operations

Worldstar also provides the following update with respect to its former resource exploration activities. During 2009, the Company ceased active mineral exploration operations in Mongolia as it was not able to fund sufficient activities in order to maintain its interests in the Mineral Exploration License Certificates issued by the Minerals and Petroleum Authority of Mongolia. Accordingly, the exploration rights represented by those licenses were forfeited and the Company wrote-off the remaining book value of $7,252,340.

WorldStar is a reporting company under section 12(g) of the Exchange Act but, because of its inactive status as a "shell company", it has failed to file reports with the Securities and Exchange Commission pursuant to section 13(a) of the Exchange Act. WorldStar intends to file its outstanding annual and quarterly reports on Forms 10-K and 10-Q as soon as possible, as part of its reactivation plan. WorldStar currently has 57,761,834 shares issued and outstanding.

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Contact Information:	Rudijianto Azali, President Worldstar Energy, Corp. rudiazali@gmail.com Tel: (852) 2790 5157 Rm 803, 8/F, Jubilee Centre, No.42 Gloucester Rd, Wanchai, Hong Kong

Legal Note Respecting Trademarks

Zeroignition(TM) and Zi(TM) are trademarks controlled by Fire Block International Inc.

Forward-Looking Statements

Certain statements in this news release constitute "forward-looking statements". Forward-looking statements can be identified by the use of words such as "anticipate", "believe", "plan", "estimate", "expect", and "intend", statements that an action or event "may", "might", "could", "should", or "will" be taken or occur, or other similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of WorldStar, or other future events, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Forward-looking statements in this news release include, but are not limited to, statements with respect to the following: WorldStar's plans to introduce a line of Zeroignition(TM) Products manufactured from Palm Waste material for use in the building and construction industries; its plans to establish processing and manufacturing facilities in Indonesia; and WorldStar's intention to file its outstanding annual and quarterly reports on Forms 10-K and 10-Q as soon as possible, as part of its reactivation plan.

Important factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to: WorldStar's ability to refinance the Company on reasonable terms or any terms at all; successfully negotiate rights to establish processing and manufacturing facilities in Indonesia; manufacture its planned Zeroignition(TM) Products on a commercially viable scale; establish relationships with suppliers and distributors; and, market acceptance of WorldStar's planned Zeroignition(TM) Products. Investors are cautioned that any forward-looking statements contained in this news release are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.